IN THE COMMONWEALTH COURT OF PENNSYLVANIA

JOEL ARIO,
INSURANCE COMMISSIONER OF THE
COMMONWEALTH OF PENNSYLVANIA,

Plaintiff

v.	No. 5 M.D. 2009

PENN TREATY NETWORK AMERICA
INSURANCE COMPANY

Defendant

ORDER OF LIQUIDATION

AND NOW, this _ day of ____________, upon consideration of the Petition for Liquidation of Penn Treaty Network America Insurance Company (In Rehabilitation) ("PTNA") fled by Joel Ario, Insurance Commissioner of the Commonwealth of Pennsylvania, on October 2, 2009, and the responses thereto, it is hereby ORDERED that:

1.           PTNA is declared insolvent and ordered to be LIQUIDATED pursuant to Article V of The Insurance Department Act of 1921, Act of May 17, 1921, P.L. 789, as amended, 40 P.S. §§221.1 - 221.63 ("Article V").

2.           The Rehabilitation Order of January 6, 2009, is hereby TERMINATED.

3.           Insurance Commissioner Joel Ario and his successors in office are hereby APPOINTED Statutory Liquidator of PTNA and directed to take possession of PTNA's property, business and affairs in accordance with Article V.

4.           The Liquidator is hereby VESTED with all the powers, rights and duties authorized under Article V and other applicable statutes and regulations.

ASSETS OF THE ESTATE

5.           The Liquidator is vested with title to all property, assets, contracts and rights of actions ("assets") of PTNA of whatever nature and wherever located, as of the date of filing of the Petition for Liquidation. All assets of PTNA are hereby found to be in custodia legis of this Court and this Court asserts jurisdiction as follows: (a) in rem jurisdiction over all assets of PTNA wherever they may be located and regardless of whether they are held in the name of PTNA or in any other name; (b) exclusive jurisdiction over all determinations as to whether assets belong to PTNA or to another party; (c) exclusive jurisdiction over all determinations of the validity and amounts of claims against PTNA; and (d) exclusive jurisdiction over the determination of the priority of all claims against PTNA.

6.            The filing or recording of this Order with the Clerk of the Commonwealth Court or with the Recorder of Deeds of the county in which PTNA's principal office or place of business is located (Lehigh County), shall impart the same notice as is imparted by any deed, bill of sale or other evidence of title duly fled or recorded with that Recorder of Deeds.

7.            The Liquidator is directed to take possession of all assets that are the property of PTNA.

8.           The Liquidator is directed to continue telephone, data-processing, water, electric, sewage, garbage, delivery, trash removal and utility services needed by the estate of PTNA by establishing a new account for the Liquidator as of the date of this Order.

9.           PTNA's directors, officers and employees, to the extent the following obligations have not been satisfied in the course of PTNA's rehabilitation, shall: (a) surrender peaceably to the Liquidator the premises where PTNA conducts its business; (b) deliver all keys or access codes thereto and to any safe deposit boxes; (c) advise the Liquidator of the combinations and access codes of any safe or safekeeping devices of PTNA or any password or authorization code or access code required for access to data processing equipment; and (d) deliver and surrender peaceably to the Liquidator all the assets, books, records, files, credit cards,

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and other property of PTNA in their possession or control, wherever located, and otherwise advise and cooperate with the Liquidator in identifying and locating any of the foregoing.

10.           PTNA's directors, officers and employees are enjoined from taking any action, without approval of the Liquidator, to transact further business on behalf of PTNA. They are further enjoined from taking any action that would waste the assets of PTNA or would interfere with the Liquidator's efforts to wind up the affairs of PTNA.

11.           Except as otherwise provided in this Order; executory contracts to which PTNA is a party to as of the date of this Order may be affirmed or disavowed by the Liquidator.

12.           All banks, investment bankers, companies, other entities or other persons having in their possession assets which are, or may be, the property of PTNA, shall, unless otherwise instructed by the Liquidator, deliver the possession of the same immediately to the Liquidator, and shall not disburse, convey, transfer, pledge, assign, hypothecate, encumber or in any manner dispose of the same without the prior written consent of, or unless directed in writing by, the Liquidator.

13.           All persons and entities are enjoined from disposing of or destroying any records pertaining to any transactions between PTNA and any party.

14.           The amount recoverable by the Liquidator from any reinsurer shall not be reduced as a result of this Order of Liquidation, regardless of any provision in a reinsurance contract or other agreement. Payment made directly by the reinsurer to an insured or other creditor of PTNA shall not diminish the reinsurer's obligation to PTNA, except to the extent provided by law.

TRANSFER OF COVERAGE TO GUARANTY ASSOCIATIONS

15.           The Liquidator shall make arrangements for the continued payment of the claims arising under PTNA's policies and shall facilitate the continued coverage of such policies

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by state guaranty associations by making PTNA's facilities, computer systems, books, records and third party administrators (to the extent possible) available to any guaranty association (and to states and state officials holding statutory deposits for the benefit of such claimants). For a period not to exceed 365 days from the effective date of this Order, the Liquidator is authorized to advance funds for the payment of claims from the estate of PTNA, subject to the receipt of refunding agreements, and such advances will be deemed to be made in accordance with Section 536 (a) of Article V, 40 P.S. §221.36(a). Thereafter, no disbursements shall be made to guaranty associations except in accordance with Section 536 of Article V, 40 P.S. §221.36.

PROOF OF CLAIM FILING

16.           All claims against the estate of PTNA, together with proper proof thereof shall be filed on or before October 4, 2010. No person shall participate in any distribution of the assets of PTNA unless his, her or its claim has been fled with the Liquidator in accordance with the time limit established by the Liquidator, subject to the provisions for the late fling of claims pursuant to Section 537 of Article V, 40 P.S. §221.37.

17.           No judgment or order against PTNA or its insureds entered after the date of filing of the Petition for Liquidation, and no judgment or order against PTNA or its insureds entered at any time by default or by collusion, will be considered as evidence of liability or quantum of damages by the Liquidator in evaluating a claim against the estate of PTNA.

18.           In addition to the notice requirements of Section 524 of Article V, 40 P.S. §221.24, the Liquidator shall publish notice in newspapers of general circulation, where PTNA has its principal places of business, and in the national edition of the Wall Street Journal, that: (a) specifies the last day for the fling of claims; (b) explains the procedure by which claims may be submitted to the Liquidator; (c) provides the address of the Liquidator's office for the

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submission of claims; and (d) notifies the public of the right to present a claim, or claims, to the Liquidator.

19.           Within thirty (30) days of giving notice of the order of liquidation, as set forth in Section 524 of Article V, 40 P.S. §221.24, and of the procedures for fling claims against the estate of PTNA, the Liquidator shall file a compliance report with the Court noting, in reasonable detail, the date that and manner by which these notices were given.

ADMINISTRATIVE EXPENSES

20.           The Liquidator shall pay as costs and expenses of administration pursuant to Section 544 of Article V, 40 P.S. §221.44, the actual, reasonable and necessary costs of preserving or recovering the assets of PTNA and the costs of goods or services provided to and approved by the Rehabilitator or by this Court during the period of PTNA's rehabilitation and that are unpaid as of the date of this Order.

21.           Distribution of the assets of PTNA in payment of the costs and expenses of estate administration including, but not limited to, compensation for services of employees and professional consultants, such as attorneys, actuaries and accountants, and expenses of a guaranty association in handling claims, shall be made under the direction and approval of the Court. This includes reimbursement to the Pennsylvania Insurance Department for expenses it has incurred in compensating professional consultants, attorneys and other persons it has engaged on behalf of PTNA for the preservation of its assets.

STAY OF LITIGATION

22.           Unless the Liquidator consents thereto in writing, no action at law or in equity, including, but not limited to, an arbitration or mediation, the fling of any judgment, attachment, garnishment, lien or levy of execution process against PTNA or its assets, shall be brought against PTNA or the Liquidator or against any of their employees, officers or

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rehabilitation or liquidation officers for acts or omissions in their capacity as employees, officers or rehabilitation or liquidation officers of PTNA or the Liquidator, whether in this Commonwealth or elsewhere, nor shall any such existing action be maintained or further prosecuted after the effective date of this Order. All above-enumerated actions currently pending against PTNA in the courts of the Commonwealth of Pennsylvania or elsewhere are hereby stayed; relief sought in these actions shall be pursued by fling a proof of claim against the estate of PTNA pursuant to Section 538 of Article V, 40 P.S. §221.38.

23.           All secured creditors or parties, pledges, lienholders, collateral holders or other person claiming secured, priority or preferred interests in any property or assets of  PTNA are hereby enjoined from taking any steps whatsoever to transfer, sell, assign, encumber, attach, dispose of, or exercise, purported rights in or against any property or assets of PTNA except as provided in 40 P.S. §221.43.

MARY HANNAH LEAVITT, Judge

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IN THE COMMONWEALTH COURT OF PENNSYLVANIA

JOEL ARIO,
INSURANCE COMMISSIONER OF THE
COMMONWEALTH OF PENNSYLVANIA,

Plaintiff

v.	No. 5 M.D. 2009

PENN TREATY NETWORK AMERICA
INSURANCE COMPANY

Defendant

PETITION FOR LIQUIDATION

Petitioner Joel Ario, Insurance Commissioner of the Commonwealth of Pennsylvania (the "Commissioner"), in his capacity as Rehabilitator of Penn Treaty Network America Insurance Company (the "Rehabilitator"), hereby seeks an order of liquidation of the business and affairs of Penn Treaty Network America Insurance Company (in Rehabilitation) ("PTNA"), pursuant to Article V of the Insurance Department Act of 1921 (the "Act"), 40 P.S. §§221.14, 221.18(a), 221.19 and 221.20.

INTRODUCTION

During the nine months that PTNA and its subsidiary, American Network Insurance Company ("ANIC") (collectively "the Companies") have been in rehabilitation, the Rehabilitator has evaluated the Companies' claims history, the sufficiency of the Companies' reserves and the Companies' overall financial condition. That evaluation has shown that PTNA is far more insolvent than originally believed, with statutory capital and surplus that would be negative by more than $1.3 billion as of June 30, 2009 if appropriate reserves for future claims and risks were held, and that ANIC would have statutory capital and surplus that would be negative by more than $45 million as of June 30, 2009 if appropriate reserves for future claims and risks were held. Furthermore, the statutory surplus deficiency is projected to further worsen over time. The foregoing is true even when assuming that the Companies' could achieve significant future rate increases (a 60% increase for PTNA and a 70% increase for ANIC implemented over ten years) and could eliminate commission payments. The negative surplus position of both Companies would be considerably worse if those rate increases were not achieved or if commission payments continued.

The Rehabilitator has analyzed the amount of rate increases that would be required for the Companies to have sufficient assets and future revenues to fund future claims so that rehabilitation might be possible and has concluded that given the amount and timing of the needed rate increases, there is no reasonable likelihood of obtaining sufficient rate increases. The Rehabilitator has also concluded that the magnitude of rate increases required would be more detrimental to policyholders than liquidation. The Rehabilitator has also considered whether there are any other viable alternatives to rehabilitate PTNA or ANIC and has determined that no such alternatives exist. If, however, in the unlikely event that during the time the petition to liquidate is pending any person proposes a transaction with respect to PTNA, ANIC or any portion of their business that appears on its face to be fair to, and in the best interests of the Companies' policyholders and other interested parties, such a transaction would be considered.

JURISDICTION

1.                    Jurisdiction is founded upon 42 Pa.C.S. §761(a)(3) and 40 P.S. §221.4(d).

PARTIES

2.                    Plaintiff is Joel Ario, acting in his official capacity as Insurance Commissioner of the Commonwealth of Pennsylvania and as Rehabilitator of PTNA. The Commissioner maintains his principal office at 1326 Strawberry Square, Harrisburg, Pennsylvania 17120.

3.                     Under the Act, the Commissioner is vested with the authority and charged with the duty to execute the insurance laws of the Commonwealth of Pennsylvania for the protection of policyholders, creditors and the public, generally. 40 P.S. §221.1 et seq.; 40 P.S. §§41-42.

4.                     PTNA is a stock insurance company organized and existing under the laws of the Commonwealth of Pennsylvania and is licensed to issue annuities and life, accident and health insurance policies. PTNA is domiciled in Pennsylvania and maintains a principal place of business at 3440 Lehigh Street, Allentown, Pennsylvania, 18103. PTNA is a wholly owned subsidiary of Penn Treaty American Corporation ("PTAC"), a publicly traded holding company.

BACKGROUND

5.                     PTNA's primary business, over 98% of its total annualized premium, is long term care ("LTC") insurance. As of June 30, 2009, PTNA had approximately 118,485 policyholders generating approximately $248.7 million of annual in-force premium for all lines of business.

6.                    LTC policies are guaranteed renewable as long as the policyholder continues paying the premiums. Premium rates are established at the time the policy is first purchased. Rates may not be increased for an individual policyholder based on changed conditions including increasing age or declining health, but the policies do permit rate increases, subject to regulatory approval / disapproval, if actuarially supported and increased for all policyholders insured under the same policy form. The Companies' LTC policies vary based upon a variety of features including the daily maximum coverage amounts (ranging from $60 to $300 per day), the maximum benefit period (one to ten years or unlimited), availability of coverage for home health care services, inflation based benefits adjustments and the benefits trigger(s).

7.                     The April 2009 preliminary report fled by the Rehabilitator in this proceeding described the distinction between the Companies' Newco business (issued from 2002-2008) and Oldco business (pre-2002), including the believed adequacy of the pricing of the Newco business and inadequacy of the pricing of the Oldco business. As a result of the inadequate pricing of the Oldco business, the Companies fled for rate increases in 2001, 2003 and 2006. The 2001 rate increase requests were, on average across all policyholder classes, products and states, for 34%, and the Companies ultimately received approval for and implemented, on a nationwide average basis, 92% of the aggregate requested 2001 rate increases. The 2003 rate increase requests were, on average across all policyholder classes, products and states, for 16%, and the Companies ultimately received approval for and implemented, on a nationwide average basis, 80% of the aggregate requested 2003 rate increases. The 2006 rate increase requests were, on average across all policyholder classes, products and states, for 37%, and the Companies ultimately received approval for and implemented, on a nationwide average basis, 54% of the aggregate requested 2006 rate increases as of April 2009. Efforts to obtain approval of rate increases have continued into this year. The average annual LTC premium for PTNA and ANIC was slightly over $2,000 as of June 30, 2009, although there is wide variation based upon rating class and the benefit levels purchased.

8.                    The Companies do not have any major liabilities other than policyholder obligations, agent commissions which for PTNA total almost $2 million per month based on current premiums, and premium taxes.

9.                    Based upon their financial condition, the Commissioner on January 5, 2009, with the consent of the Companies' boards of directors, sought orders placing PTNA and ANIC in rehabilitation.

10.                     On January 6, 2009, this Court issued Orders of Rehabilitation, appointing the Commissioner as statutory Rehabilitator of PTNA and ANIC pursuant to the Act. See 40 P.S. §221.15. The Commissioner now brings this Petition for Liquidation (and a Petition for Liquidation of ANIC) pursuant to the authority conferred on him by 40 P.S. §§221.18(a), 221.19 and 221.20.

11.                     Following this Court's Rehabilitation Orders, the Rehabilitator has undertaken to evaluate the sufficiency of PTNA's and ANIC's reserves, the Companies' overall financial condition and the possible alternatives for rehabilitation, including rate increases, reducing expenses, transfer of policies or a subset of policies to a solvent insurer, purchase of reinsurance, raising capital and sale of PTNA, ANIC or all or a portion of their assets or business.

12.                     The April 2009 preliminary report included as an appendix a report from Signal Hill that explained why a sale, financing or reinsurance transaction was not a viable alternative and evaluated rate increases (with a potential future sale transaction) as a possible means of rehabilitating PTNA and ANIC. At that time, the Rehabilitator was advised that PTNA was insolvent with total statutory capital and surplus of negative $224 million as of December 31, 2008 and that ANIC was in weak financial condition, but solvent, with total statutory capital and surplus of $4.8 million as of December 31, 2008.

13.                    It was determined following the April 6, 2009 filing that PTNA required claims reserve strengthening, that there were some investment losses that were not fully reflected in the figures included in the April 6, 2009 fling and that PTNA experienced operating losses during the first six months of 2009. As a result, the June 30, 2009 quarterly statutory financial statements prepared for PTNA show total statutory capital and surplus of negative $269.1 million.

14.                     Further analysis of PTNA's and ANIC's claims history, however, has shown that both companies have seriously under-reserved for their policyholder obligations. As a result, the financial condition of PTNA and ANIC is considerably worse than previously understood and reported.

15.                     Submitted herewith as Exhibit A is a true and correct copy of a September 2009 report issued by Milliman regarding reserve deficiencies and future projections (the "Milliman Report"). The Milliman Report includes two sets of projections for each of the Companies (referred to as Scenario A and Scenario B). The two scenarios represent a range of best estimates of the Companies as ongoing entities based on two sets of assumptions, one of which (Scenario A) is more optimistic than the other producing more favorable results in terms of surplus levels. Both sets of projections assume the termination of commission payments and the implementation of rate increases.

16.                    The Milliman Report concludes that if appropriate reserves were established for future claims and risks, PTNA's statutory capital and surplus as of June 30, 2009 would be negative by more than $1.3 billion and ANIC's statutory capital and surplus as of June 30, 2009 would be negative by more than $45 million under the more optimistic Scenario A, which assumes 60% rate increases for PTNA and 70% increases for ANIC over ten years. Under Scenario B, the surplus figures are negative $2.1 billion and negative $130 million for PTNA and ANIC respectively. Furthermore, Milliman projects that surplus will worsen over time.

17.                    The Milliman Report shows that under Scenario A, the present value of PTNA future premiums is $1.7 billion, while the present value of future insurance claims is $3.1 billion. Under Scenario B, the gap increases with a present value of future premiums being $1.6 billion and the present value of future insurance claims being $3.6 billion.

18.                     The main differences in the assumptions used for Scenario A versus the assumptions used for the April 2009 Milliman report are higher projected claim costs which project to be worse based on a study of more recent experience, lower projected investment returns, and a more optimistic assumption about obtaining future rate increases. Scenario B, which is also within Milliman's range of best estimates, has additional differences that are explained in the Milliman Report, but uses a future rate increase assumption that is similar to that used for the April 2009 Milliman report.

19.                     In order for PTNA to have sufficient assets and revenues to fully pay its policyholder obligations and cover its operating costs, it is estimated that, even if agent commissions payments ceased as of January 1, 2010 and the other more optimistic assumptions used for Scenario A in the Milliman Report held true, either one-time aggregate (i.e., combined for all policyholder classes, products and states) rate increases of 153% on PTNA's Oldco LTC policies would need to be implemented by July 1, 2010 or 70% aggregate rate increases by July 2010 plus additional 60% rate increases on top of that over ten years would be necessary. If such rate increases were obtained and other assumptions were met, PTNA's capital and surplus would turn positive in 2050, which means that PTNA would remain in rehabilitation for at least forty (40) years. If the less optimistic (but not conservative) Scenario B assumptions are used, a one-time July 1, 2010 aggregate rate increase would need to be 212% to allow surplus to turn positive by 2050.

20.                    Even if PTNA could raise rates by 60% in the aggregate over the next ten years and the other assumptions under Scenario A of the Milliman report hold true (including no agent commissions), PTNA will exhaust its assets in 2025 and will have $2.2 billion of remaining policyholder liabilities. If ANIC could raise rates by 70% in the aggregate over the next ten years and the other assumptions under Scenario A of the Milliman report hold true

(including no agent commissions), ANIC will exhaust its assets in 2041 and will have $150 million of remaining policyholder liabilities. The results are worse in Scenario B.

21.                     Milliman ran various sensitivity tests on its projections which are described in its report and show that PTNA and ANIC are insolvent even when more aggressive assumptions are used.

22.                     Ernst & Young LLP was engaged by the Companies and is producing a report providing an analysis of the actuarial assumptions used by Milliman and Milliman's projections. A copy of the Ernst & Young LLP report will be fled with the Court.

GROUNDS FOR LIQUIDATION

23.                     Section 221.18(a) provides:

Whenever he has reasonable cause to believe that further attempts to rehabilitate an insurer would substantially increase the risk of loss to creditors, policy and certificate holders, or the public, or would be futile, the rehabilitator may petition the Commonwealth Court for an order of liquidation...

40 P.S. §221.18(a). The Commissioner, as Rehabilitator of PTNA, has determined that PTNA is insolvent, that further attempts to rehabilitate PTNA would substantially increase the risk of loss to the policyholders of PTNA and that further attempts to rehabilitate PTNA would be futile. Specifically, there will be insufficient assets to pay all policyholder claims in full, no rehabilitation is reasonably feasible and continued rehabilitation will reduce PTNA's assets available to pay policyholders and result in preferential treatment of earlier claimants and creditors.

A.           PTNA Is Insolvent With A Negative Total Statutory Capital And Surplus In Excess Of $1.3 Billion

24.                    PTNA's annual statutory financial statements as of December 31, 2008 showed a negative total statutory capital and surplus of $224 million.

25.                     PTNA's quarterly statutory financial statements as of June 30, 2009 showed a negative total statutory capital and surplus of $269.1 million.

26.                     From April 2009 through September 2009, the Companies' management and the Rehabilitator's actuarial firm, Milliman, undertook a detailed study of PTNA's and ANIC's claim history and reserving assumptions.

27.                     On completion of this study, Milliman and the Companies' management concluded that both PTNA's and ANIC's reserves are insufficient and must be substantially increased.

28.                     It has been concluded that when reserves are properly adjusted, PTNA total capital and surplus is negative by more than $1.3 billion, and will further deteriorate over time, even assuming significant insurance rate increases and the termination of agent commission payments.

29.                    Thus, under 40 P.S. §221.3, PTNA is insolvent and an Order of Liquidation is warranted.

B.            Continued Rehabilitation Would Substantially Increase The Risk Of Loss To PTNA's Policyholders

30.                    The best protection for PTNA policyholders is guaranty association coverage. Even if PTNA implemented an aggregate 60% rate increase over the next ten years on its Oldco business, stops paying agent commissions and other favorable assumptions hold true, it is estimated that PTNA will exhaust its assets in 2025, leaving $2.2 billion in unpaid future insurance claim obligations. Guaranty association coverage, however, is available to PTNA policyholders and would fully protect the majority of policyholders. Even those policyholders whose coverage exceeds their guaranty association limit would receive substantially more complete payment of their claims if guaranty association coverage is triggered.

31.                      Guaranty association coverage cannot be obtained for many of PTNA's policyholders unless PTNA is placed in liquidation. The laws of several states where large numbers of PTNA policyholders reside either do not provide guaranty association coverage unless an order of liquidation is entered or permit guaranty association coverage without an order of liquidation only if PTNA stops paying claims.

32.                     Continued rehabilitation will result in preferential treatment of policyholders and other creditors whose claims come due first.

33.                     Continued rehabilitation will also result in payments to non-policyholders, such as payment of premium taxes and, unless suspended by this Court, agent commissions. Such payments will drain PTNA's estate of millions of dollars needed to pay policyholder claims.

C.        Continued Efforts To Rehabilitate PTNA Would Be Futile And Not In The Best Interest Of Policyholders

34.                     The Rehabilitator has explored possible rehabilitation strategies, including sale of PTNA or transfer of all or a portion of PTNA's assets or business to another insurer. No solvent entity has expressed any interest in purchasing PTNA or assuming any of its policies on any terms which would treat PTNA policyholders as favorably as they would be treated in liquidation. The Rehabilitator has considered alternatives involving new capital or reinsurance and has determined that no such alternatives are available in the market given the financial condition and performance of PTNA.

35.                    The Rehabilitator has also explored whether PTNA's insolvency could be cured by rate increases. PTNA's Oldco LTC policyholders have already had total average rate increases of 81.2%. Given the extent of PTNA's insolvency, in order to return PTNA's total statutory capital and surplus to a positive position by 2050 through rate increases, using the more favorable Scenario A assumptions from the Milliman Report, additional aggregate rate increases of 70% would need to be approved and in effect by July 2010 and further rate increases of another 60% on top of those would need to be obtained over a 10 year period after that. Alternatively, PTNA's total statutory capital and surplus could potentially be returned to a positive position by 2050, using the more favorable Scenario A assumptions from the Milliman Report, if a one-time aggregate rate increase of 153% could be approved and in effect by July 2010.

36.                     There is no reasonable likelihood that PTNA could obtain rate increases of that magnitude or that it could obtain such rate increases within the time frame required.

37.                     Sudden rate increases of that magnitude are also not in the best interest of policyholders because many policyholders are on fixed incomes and cannot afford significant rate increases and did not anticipate significant rate increases when they first purchased their insurance. The average age of PTNA's policyholders is 77 and the average annual LTC premium is already over $2,000. If significant rate increases are imposed, undoubtedly a significant number of policyholders will allow their coverage to lapse, and will therefore lose coverage that would otherwise be available from guaranty associations following the entry of an order of liquidation. Furthermore, rate increases, even if sought and approved, will not assure that PTNA will not be subsequently placed into liquidation. If PTNA is placed into liquidation following the implementation of further additional significant rate increases, policyholders will have to pay the higher premiums to the state guaranty associations to maintain coverage, but will not have any greater guaranty association benefits than they would if PTNA were placed into liquidation prior to increasing its insurance rates.

TRANSITION TO GUARANTY ASSOCIATIONS

38.                     Upon entry of the proposed order of liquidation, relevant state guaranty association statutes are triggered and guaranty associations become obligated, to the extent of their statutory coverage, for payment of the claims of PTNA's insureds.

39.                     To maintain continued confidence in the insurance system, the Commissioner seeks the approval of the Court to continue to process and pay policyholder claims in a timely fashion in accordance with the various guaranty association obligations. PTNA has sufficient funds to make these payments pending the guaranty associations' assumption of their obligations and making such payments is consistent with the Act's purpose to first and foremost protect policyholders.

40.                     PTNA's policyholders, who are elderly and whose claims are for payment of nursing and other care, would be severely prejudiced by any delay in processing and payment of their claims.

TEMPORARY SUSPENSION OF AGENT COMMISSIONS

41.                    The depth of PTNA's insolvency is demonstrated by the Milliman Report. Even when Milliman assumes that commission payments are ceased, PTNA projects to exhaust its assets by 2025, leaving over $2.2 billion of unpaid policyholder obligations. The continued payment of nearly $2 million per month in commissions depletes assets that would otherwise be available to pay policyholder claims, including those that may be in excess of available guaranty association coverage. For this reason, and the reasons previously asserted in connection with the application to suspend payment of PTNA agent commissions, the Commissioner requests an immediate suspension of commissions prior to any hearing on this petition.

STAY OF LITIGATION

42.                    Section 221.26 of the Act provides that upon entry of an Order appointing the Commissioner liquidator of a domestic insurer, all existing actions brought against the insurer are prohibited from continuing. The Section states: "Upon issuance of an Order appointing the commissioner liquidator of a domestic insurer[,]... no action at law or equity shall be brought by or against the insurer, whether in this Commonwealth or elsewhere, nor shall any such existing actions be continued after issuance of such order." 40 P.S. §221.26(a).

43.                     Pursuant to 40 P.S. §221.26, the Commissioner requests that the Order of Liquidation provide that all actions pending against PTNA, in the Commonwealth of Pennsylvania or elsewhere, be stayed indefinitely and bar the bringing of any actions against PTNA, its Rehabilitator and Liquidator or any of their officers or employees, including any liquidation or rehabilitation officer.

EFFECTIVE DATE

44.                     The Commissioner requests that the liquidation of PTNA be effective immediately following a hearing on the petition.

WHEREFORE, Plaintiff respectfully requests that this Court grant the Petition, enter an Order of Liquidation in the form attached hereto, and order such other relief as this Court deems necessary and appropriate.

Respectfully submitted,

/s/ James G. Colins
James G. Colins
James R. Potts
Virginia Lynn Hogben
Attorney I.D. Nos. 10089, 73704, 32378
COZEN O'CONNOR
1900 Market Street
Philadelphia, PA 19103 (215) 665-2000

Counsel for Plaintiff,
JOEL ARIO, Insurance Commissioner of the
Commonwealth of Pennsylvania as Rehabilitator of
AMERICAN NETWORK
INSURANCE COMPANY

VERIFICATION

I, Robert L. Robinson, am the Chief Rehabilitation Officer of Penn Treaty Network America Insurance Company, and hereby verify that the facts set forth in the foregoing Petition are true and correct to the best of my knowledge, information and belief and that I am authorized to make this verification on behalf of Joel Ario, Insurance Commissioner of the Commonwealth of Pennsylvania, acting in his official capacity as Statutory Rehabilitator of Penn Treaty Network America Insurance Company. I understand that this Verification is made subject to the penalties of 18 P.S. §4904 relating to unsworn falsifications to authorities.

/s/ Robert L. Robinson

Executed on October 1, 2009

CERTIFICATE OF SERVICE

I, Virginia Lynn Hogben, hereby certify that on this date I served the foregoing Petition for Liquidation, Exhibit A thereto and supporting Memorandum of Law on the directors of Penn Treaty Network American Insurance Company by U.S. First-Class Mail as follows:

Neil J. Hamburg, Esquire
Hamburg & Golden, P.C.
1601 Market Street, Suite 3310 Philadelphia, PA 19103-1443

Counsel for William Hunt

Patrick E. Falconio
2 Symon's Lane
Savannah, GA 31411

Emile G. Ilchuk
1069 Seventh Street
North Catasauqua, PA 18032-2214

Peter M. Ross
726 Bent Lane
Newark, DE 19711

Eugene J. Woznicki
4629 Firestone Drive
Frisco, TX 75034

Cameron B. Waite
2055 Miller Rd.
Pennsburg, PA 18073

Mark D. Cloutier
2204 Applewood Court
Perkasie, PA 18944

On this date, I also served a Notice of Filing of the Rehabilitator's Petition for Liquidation of Penn Treaty Network America Insurance Company on all parties listed on the Master Service List by electronic mail or facsimile, or by U.S. Mail where no electronic mail address or facsimile number was available. Copies of the Petition for Liquidation, Exhibit A and supporting Memorandum of Law were served on this date on the Intervenors as follows:

By electronic mail:

Douglas Y. Christian, Esquire Ballard Spahr Andrews
& Ingersoll, LLP
1735 Market Street, 51St Floor
Philadelphia, PA 19103
christian@ballardspahr.com

Counsel for Penn Treaty American Corporation

Paul M. Hummer, Esquire
James S. Gkonos, Esquire Saul Ewing LLP
Centre Square West, 38th Floor 1500 Market Street
Philadelphia, PA 19102
phummer@saul.com igkonos@saul.com

Constance B. Foster, Esquire Saul Ewing LLP
Centre Square West
Penn National Insurance Plaza 2
North Second Street, 7th Floor
Harrisburg, PA 17101-1619
cfoster@saul.com

Counsel for Intervenors Affinion Group, et al.

Michael R. Kelley, Esquire
Charles T. Young, Esquire
McNees Wallace & Nurick LLC
100 Pine Street
P.O. Box 1166
Harrisburg, PA 17108-1166
mkelley@mwn.com
cyoung@.mwn.com

Counsel for Intervenor National Health Administrators, Inc.

Ryan C. Blazure, Esquire
Cardoni & Associates, LLC 340 Market Street
Kingston, PA 18704-5498
rblazure(a),cardoni.com

Counsel for Intervenor Jerome Lawrence

By U.S. Mail, First-Class

Barry E. Harris, Jr.
Harris Insurance Services of North Carolina, Inc. P.O. Box 7067
Wilmington, NC 28406-7067

Pro Se Intervenor

/s/ Virginia Lynn Hogben
Virginia Lynn Hogben, Esquire
COZEN O’CONNOR
Attorney I.D. No: 32378
1900 Market Street
The Atrium - Fourth Floor
Philadelphia, PA 19103
(215) 665-2000

Dated: October 2, 2009

IN THE COMMONWEALTH COURT OF PENNSYLVANIA

JOEL ARIO,
INSURANCE COMMISSIONER OF THE
COMMONWEALTH OF PENNSYLVANIA,

       Plaintiff

    v.                                                                                                          No. 5 M.D. 2009

PENN TREATY NETWORK AMERICA
INSURANCE COMPANY

       Defendant
MEMORANDUM OF LAW IN SUPPORT
OF THE REHABILITATOR'S PETITION FOR
LIQUIDATION OF PENN TREATY NETWORK AMERICA INSURANCE COMPANY

INTRODUCTION

Joel Ario, Insurance Commissioner of the Commonwealth of Pennsylvania, in his capacity as Statutory Rehabilitator of Penn Treaty Network America Insurance Company ("PTNA") submits this Memorandum of Law in Support of his Petition for Liquidation of PTNA.

FACTUAL BACKGROUND

Information about the business and operations of PTNA and its subsidiary, American Network Insurance Company ("ANIC"), is contained in the Preliminary Report fled with this Court on April 6, 2009. As is set forth in the Rehabilitator's Preliminary Report, PTNA and ANIC(collectively, the "Companies") are Pennsylvania domiciled stock insurance companies licensed to issue annuities and life accident and health insurance policies. PTNA is a wholly owned subsidiary of Penn Treaty American Corporation ("PTAC"), a publicly traded holding company. ANIC is a wholly owned subsidiary of PTNA. ANIC has a wholly owned subsidiary, American Independent Network Insurance Company of New York. The bulk of PTNA and ANIC's business has been long term care ("LTC") insurance. As of December 31, 2008, approximately 97.7% of the Companies' total annualized premium in-force was from LTC policies, 2.2% was from Medicare supplement policies and 0.1 % was from other insurance.

    LTC policies are guaranteed renewable as long as the policyholder continues paying the premiums. Premium rates are established at the time the policy is first purchased. Rates may not be increased for an individual policyholder based on changed conditions including increasing age or declining health, but the policies do permit rate increases, subject to regulatory approval / disapproval, if actuarially supported and increased for all policyholders insured under the same policy form. The LTC policies are categorized and monitored by the Companies as two groups of business: 1) policies written before 2002 ("Oldco") and 2) policies written after February 12, 2002 ("Newco"). As of the end of 2000, PTNA's adjusted capital and surplus was below the Regulatory Action Level and PTNA was required to file a Corrective Action Plan ("CAP") with the Pennsylvania Insurance Department. The Companies suspended sale of new policies in 2001 and did not resume selling new policies until after the CAP was approved by the Insurance Department on February 12, 2002. The Oldco policies now represent approximately 81% of the Companies' LTC business and the Newco policies approximately 19%.

    The premiums on the Oldco policies, written before the Companies' suspension of business 2001, have proven to be significantly lower than is necessary to provide adequate reserves for the coverage provided by those policies. While some rate increase requests by the Companies have been allowed by some states, many have not been approved and the premiums on the Oldco polices remain inadequate to support the coverage under these policies. Although the Newco policies' premiums appear adequate, the profitability of the policies is uncertain and the amount of Newco business is insufficient to stand alone as viable business or support PTNA's much larger number of Oldco policies. Furthermore, it has been determined that the Newco business is not as profitable as was previously believed.

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    PTNA as of December 31, 2008 had a reported negative total statutory capital and surplus of $224 million. Further study and analysis of the Companies' claims experience since the Rehabilitation Order has shown that claims are more frequent and of longer duration than was previously believed. It is the conclusion of the Rehabilitator's actuarial firm, Milliman, that as of June 30, 2009, if appropriate reserves were held, PTNA's total statutory capital and surplus would be negative by more than $1.3 billion.

    Accordingly, even under optimistic projections, for premiums to be sufficient to support the coverage provided and for PTNA to be able to eventually become solvent, PTNA would need either aggregate premium rate increases on PTNA's Oldco policies of 153% approved and in effect by July 2010 or aggregate premium rate increases on those policies of 70% by July 2010 plus additional rate increases after that of 60% over ten years. The Rehabilitator's employees and experts have analyzed the regulatory environment and the feasibility of obtaining such rate increases and have concluded that there is no reasonable likelihood that rate increases of this magnitude could be obtained, let alone be obtained in the required time period. The Rehabilitator has also evaluated the effects of such premium increases of over 100% on PTNA policyholders and has concluded that such increases would be more harmful to policyholders than liquidation.

ARGUMENT

    Protection of policyholders is the fundamental priority of the Insurance Department Act, both in insurer rehabilitation proceedings and in liquidations. Foster v. Mutual Fire, Marine & Inland Insurance Co., 531 Pa. 598, 624-25, 614 A.2d 1086, 1100 (1992); Grode v. Mutual Fire, Marine & Inland Insurance Co., 572 A.2d 798, 801 n. 5, 807 (Pa. Cmwlth. 1990), aff d in relevant part sub nom Foster v. Mutual Fire, Marine & Inland Insurance Co., 531 Pa. 598, 614 A.2d 1086 (1992).

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If, after all, insurance is to perform its function of risk assumption and distribution of loss, then those statutes which govern it must first protect the insuring public, particularly in situations where the insurer becomes incapable of covering the risks it contracted to assume. Rehabilitation and liquidation are of vital importance to the consumer, who relies in the first place on the industry itself and then on its regulators for protection.

Foster v. Mutual Fire, 531 Pa. at 624-25, 614 A.2d at 1100 (quoting Grode v. Mutual Fire); see also Grode v. Mutual Fire, 572 A.2d at 801 n.5 ("the equitable purpose of rehabilitation and liquidation is to protect first of all consumers of insurance") (emphasis in original).

    Where the Rehabilitator seeks to place an insurer which is under rehabilitation into liquidation, conversion to a liquidation must be granted where the Rehabilitator demonstrates a) that the insurer is insolvent and b) shows that there is reasonable cause to believe either (i) that continued rehabilitation efforts would "substantially increase the risk of loss to creditors, policy and certificate holders, or the public" or (ii) that continued rehabilitation efforts "would be futile." Koken v. Legion Insurance Co., 831 A.2d 1196, 1230, 1243-44, 1246 (Pa. Cmwlth. 2003), aff d sub nom. Koken v. Villanova Insurance Co., 583 Pa. 400, 878 A.2d 51 (2005); 40 P.S. §221.18(a).

    A.   PTNA Is Insolvent.

    The actuarial analyses and financial data and analyses submitted by the Rehabilitator amply demonstrate that PTNA is insolvent. Although PTNA is presently able to pay its obligations as they come due, an insurer which is timely paying its obligations when due is insolvent and may be placed in liquidation where its liabilities together with the capital and surplus required by law exceed its admitted assets. Sheppard v. Old Heritage Mutual Insurance Co., 405 A.2d 1325, 1329, 1336 (Pa. Cmwlth. 1979); 40 P.S. § 221.3.

    PTNA as of December 31, 2008 reported a negative total statutory capital and surplus of $224 million and was therefore insolvent. In fact, with proper reserving for future policyholder claims, PTNA's insolvency is far greater. The Rehabilitator's actuaries, following evaluation of

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PTNA's claims experience, have concluded that PTNA's liabilities as of June 30, 2009 exceed its admitted assets by in excess of $1.3 billion.

    B.   Further Efforts At Rehabilitation Would Substantially Increase The Risk Of Loss To Policyholders.

    Keeping PTNA in rehabilitation will cause substantial losses to policyholders which can be reduced and, in some cases avoided, in liquidation. PTNA if it remains in rehabilitation, even if it could raise rates by 60% over the next ten years, will exhaust its assets in 2025 and will leave $2.2 billion of remaining policyholder liabilities.

    Given PTNA's insolvency, the best protection for PTNA's policyholders is coverage by the guaranty associations. PTNA's policyholders are eligible for guaranty association coverage. The majority of PTNA's policyholders cannot exceed the guaranty coverage in their state and will suffer no loss at all if the guaranty associations' obligations are triggered. (7/23/09 Milliman Report Ex. 1.) Even among the policyholders who can exceed their guaranty association coverage, most will in fact not exceed their guaranty association limit and will therefore suffer no loss. (7/23/09 Milliman Report Ex. 1).1 Those policyholders whose losses exceed guaranty association coverage will still be far better off with guaranty association coverage because they will receive 100% of the portion of their claim up to the guaranty association limit without reduction by the pro rata percentage at which Class B claims are paid by PTNA. In addition, guaranty association coverage will pay claims when they occur, without waiting years for distributions from PTNA's estate.

    To access the guaranty association coverage essential to protect PTNA's policyholders, an order placing PTNA in liquidation will be needed, in addition to a finding of insolvency,

______________
1 While Milliman has concluded since its July report that PTNA's claim frequency and duration are worse than previously understood and the percentage of policyholders likely to exceed guaranty association coverage may therefore have increased from the 7% to 10% in that report, the conclusion that most policyholders will not in fact exceed their guaranty association coverage remains unchanged.

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because states in which PTNA policyholders reside will not provide guaranty association coverage without a liquidation order. In Florida, a state where over 14% of PTNA's policyholders reside, guaranty association coverage for policyholders of out-of-state insurers such as PTNA is allowed only where there is an order of liquidation. Fla. Stat. Ann. §631.717 (providing guaranty association coverage for policyholders of a non-Florida insurers only where the insurer is an "insolvent insurer"); Fl. Stat. Ann. §631.714 (defining "insolvent insurer" as requiring entry of an order of liquidation). Other states where large numbers of PTNA policyholders reside, such as California, North Carolina and Texas, will provide guaranty association coverage to PTNA insureds only where there is an order of liquidation or the insurer is failing to pay claims. Cal. Ins. Code §1067.04(f), (h), §1067.07; N.C. Gen. Stat. §58-62-16(8), (9), §58-62-36; Tex. Ins. Code §463.003 (5), (6), §463.252.

    In addition, continuation of the rehabilitation will give preferential treatment to some claimants and will deplete PTNA's estate of millions of dollars needed to pay policyholder claims. PTNA, while in rehabilitation, continues paying claims in full. Indeed, keeping PTNA in rehabilitation and reducing payments to policyholders would make policyholders worse off than in liquidation, where they would have guaranty association coverage. Continued payments in full give early claimants preferential treatment over later claimants. Moreover, keeping PTNA in rehabilitation requires payment of millions in premium taxes per year. Unless this Court allows their suspension, payment of agent commissions will deplete PTNA's estate at the rate of almost $2 million per month. Draining PTNA of millions per year when PTNA does not have sufficient funds to pay all policyholder claims in full substantially increases the risk of loss to PTNA's policyholders.

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    C.   Further Efforts To Rehabilitate PTNA Would Be Futile.

    The Rehabilitator has evaluated actuarial projections for the PTNA policies and the premiums on those policies, and the premiums are far less than is needed to provide adequate reserves for the policies. The Rehabilitator has explored numerous possible rehabilitation strategies, including sale of PTNA and transfer of all or a portion of its assets or business to another insurer. There are no solvent insurers who will assume this coverage on any terms that would be as favorable to policyholders as the guaranty association coverage in liquidation. The Rehabilitator has also considered alternatives involving new capital or reinsurance and has determined that no such alternative are available given the financial condition and performance of PTNA.

    The Rehabilitator has also considered the rate increases which would be required to restore PTNA to solvency and whether such rate increases could be obtained. Because the premiums on PTNA's Oldco policies are insufficient to support the coverage they provide, rate increases totaling well over 100% would be required for PTNA's policies to be economically viable. Moreover, rate increases of at least 70% would have to be obtained so promptly as to be effective by July 2010. There is no realistic likelihood of obtaining such rate increases of that magnitude or in that time frame.

    In addition, imposing sudden increases of this magnitude on policyholders is not in the best interest of PTNA's policyholders. The average age of PTNA's Oldco policyholders is 77 and the average LTC premium is over $2000. Doubling of such premiums on such policyholders would impose a tremendous burden on them which cannot be justified given that guaranty association coverage will provide significant protection to PTNA's policyholders in liquidation.

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CONCLUSION

    For the foregoing reasons, the Rehabilitator respectfully requests that this Court enter the attached Order placing Penn Treaty Network America Insurance Company in liquidation.

Respectfully submitted,

/s/ James G. Colins
James G. Colins
James R. Potts
Virginia Lynn Hogben
Attorney I.D. Nos. 10089, 73704, 32378
COZEN O'CONNOR
1900 Market Street
Philadelphia, PA 19103
(215) 665-2000

Counsel for Plaintiff,
JOEL ARIO, Insurance Commissioner of the
Commonwealth of Pennsylvania as Rehabilitator of
PENN TREATY NETWORK AMERICA
INSURANCE COMPANY

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CERTIFICATE OF SERVICE

    I, Virginia Lynn Hogben, hereby certify that on this date I served the foregoing Petition for Liquidation, Exhibit A thereto and supporting Memorandum of Law on the directors of Penn Treaty Network America Insurance Company by U.S. First-Class Mail as follows:

Neil J. Hamburg, Esquire
Hamburg & Golden, P.C.
1601 Market Street, Suite 3310
Philadelphia, PA 19103-1443

Counsel for William Hunt

Patrick E. Falconio
2 Symon's Lane
Savannah, GA 31411

Emile G. Ilchuk
1069 Seventh Street
North Catasauqua, PA 18032-2214

Peter M. Ross
726 Bent Lane
Newark, DE 19711

Eugene J. Woznicki
4629 Firestone Drive
Frisco, TX 75034

Cameron B. Waite
2055 Miller Rd.
Pennsburg, PA 18073

Mark D. Cloutier
2204 Applewood Court
Perkasie, PA 18944

    On this date, I also served a Notice of Filing of the Rehabilitator's Petition for Liquidation of Penn Treaty Network America Insurance Company on all parties listed on the Master Service List by electronic mail or facsimile, or by U.S. Mail where no electronic mail address or facsimile number was available. Copies of the Petition for Liquidation, Exhibit A and supporting Memorandum of Law were served on this date on the Intervenors as follows:

By electronic mail:

Douglas Y. Christian, Esquire Ballard Spahr Andrews
& Ingersoll, LLP
1735 Market Street, 51st Floor Philadelphia, PA 19103
christian@ballardspahr.com

Counsel for Penn Treaty American Corporation

Paul M. Hummer, Esquire
James S. Gkonos, Esquire
Saul Ewing LLP
Centre Square West, 38th Floor
1500 Market Street
Philadelphia, PA 19102
phummer@saul.com
jgkonos@saul.com

Constance B. Foster, Esquire
Saul Ewing LLP
Centre Square West
Penn National Insurance Plaza 2
North Second Street, 7th Floor
Harrisburg, PA 17101-1619
cfoster@saul.com

Counsel for Intervenors Affinion Group, et al.

Michael R. Kelley, Esquire
Charles T. Young, Esquire
McNees Wallace & Nurick LLC
100 Pine Street
P.O. Box 1166
Harrisburg, PA 17108-1166
mkelley@mwn.com
cyoung@mwn.com

Counsel for Intervenor National Health Administrators, Inc.

Ryan C. Blazure, Esquire
Cardoni & Associates, LLC
340 Market Street
Kingston, PA 18704-5498
rblazure@cardoni.com

Counsel for Intervenor Jerome Lawrence

By U.S. Mail, First-Class

Barry E. Harris, Jr.
Harris Insurance Services of North Carolina, Inc.
P.O. Box 7067
Wilmington, NC 28406-7067

Pro Se Intervenor

/s/ Virginia Lynn Hogben
Virginia Lynn Hogben, Esquire
COZEN O'CONNOR
Attorney I.D. No. 32378
1900 Market Street
The Atrium - Fourth Floor
Philadelphia, PA 19103
(215) 665-2000

Dated: October 2, 2009